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                                                                    Exhibit 23.5


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 15, 1999 on the financial statements of Promedix.com Inc. in the Proxy Statement and Prospectus included in Amendment No. 1 to the registration Statement (Form S-4 No. 333-90727) of Chemdex Corporation for the registration of 13,307,366 shares of its common stock.

        Our audits also included the financial statement schedule of Promedix.com, Inc. included in the Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                             /s/ Ernst & Young LLP

Salt Lake City, Utah
December 20, 1999